UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of principal executive offices)	(Zip Code)

(905) 672-1900

(813) 313-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure

Proposed Notes Offering

On March 6, 2017, Cott Corporation (the “Company”) issued a press release announcing that its wholly owned subsidiary, Cott Holdings Inc. (the “Issuer”), intends to offer, subject to market and other customary conditions, $650 million in aggregate principal amount of senior notes due 2025 (the “notes”) in a private offering (the “notes offering”). The notes will initially be fully and unconditionally guaranteed by the Company and all of the Company’s existing subsidiaries that are obligors under the Company’s asset-based lending credit facility and by any wholly-owned subsidiary that guarantees certain indebtedness of the Company, the Issuer or any other guarantors.

The Issuer intends to use the net proceeds from the notes offering, along with cash on hand, to repurchase any and all of the outstanding 6.75% Senior Notes due 2020 (the “2020 Notes”) of Cott Beverages Inc., a wholly owned subsidiary of the Company and the Issuer (“Cott Beverages”), in the Tender Offer (as defined below) and, if the Tender Offer is not consummated, or if less than all of the outstanding 2020 Notes are repurchased in the Tender Offer, to fund the redemption of any 2020 Notes that remain outstanding, to pay tender and redemption premiums on the 2020 Notes, as applicable, and to pay related fees and expenses. On March 6, 2017, the Company issued a press release announcing that Cott Beverages has commenced a cash tender offer (the “Tender Offer”), subject to certain terms and conditions, for any and all of the outstanding 2020 Notes. In connection with the Tender Offer, Cott Beverages is also seeking consents to eliminate substantially all of the restrictive covenants in the indenture governing the 2020 Notes as described in the Offer to Purchase and Consent Solicitation Statement dated March 6, 2017. The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on March 31, 2017, subject to Cott Beverage’s right to extend the Tender Offer, with an early tender deadline of 5:00 p.m., New York City time, on March 17, 2017. Concurrently with the commencement of the Tender Offer, Cott Beverages issued a notice of redemption providing for the redemption of all of the outstanding 2020 Notes at a redemption price of 103.375%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The closing of the Tender Offer and the Redemption are conditioned on, among other things, the satisfaction or waiver of certain conditions, including, among other things, the Issuer having obtained sufficient funds to repurchase or redeem any and all of the outstanding 2020 Notes. The notes offering is not conditioned upon the consummation of the Tender Offer.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act and other applicable laws. This Current Report on Form 8-K (“Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy the notes or an offer to buy or the solicitation of an offer to sell the 2020 Notes. Any offers of the notes will be made only by means of a private offering memorandum. The notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The press releases relating to the notes offering and the Tender Offer are attached hereto as Exhibits 99.1 and 99.2, respectively.

Financial Information

In connection with the notes offering, the Company provided potential investors with unaudited pro forma condensed combined financial information consisting of unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2016. The unaudited pro forma condensed combined financial information is derived from (i) the audited historical financial statements of the Company for the year ended December 31, 2016, (ii) the unaudited condensed consolidated interim financial information of Hydra Dutch Holdings 1 B.V. (“Eden Holdings”) for the seven months ended July 31, 2016 and (iii) the unaudited condensed consolidated interim financial statements of S&D Coffee Holding Company (“S&D Holdings”) for the thirty-two week reporting period ended August 10, 2016, adjusted to give effect to the consummation of the previously disclosed acquisitions of Eden Holdings and S&D Holdings (collectively, the “Acquisitions”). The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2016 assumes that the Acquisitions were each consummated on January 3, 2016.

The pro forma adjustments are preliminary and have been made solely for informational purposes. As a result, the pro forma condensed combined financial information is not intended to represent and does not purport to be indicative of what the Company’s financial condition or results of operations would have been had the Acquisitions occurred at an earlier date. In addition, the pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the Company. The actual results of the Company may differ significantly from those reflected in the pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2016 is attached hereto as Exhibit 99.3.

Other Information

Certain other pro forma financial information that was provided to potential investors in connection with the notes offering is “furnished” as Exhibit 99.4 hereto.

In connection with the notes offering, management will be making roadshow presentations to potential investors. Certain slides that will be used in making such presentations are attached hereto as Exhibit 99.5.

The financial information of the Company and S&D Holdings included in Exhibits 99.3, 99.4 and 99.5 has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The financial information of Eden Holdings included in Exhibits 99.3, 99.4 and 99.5 has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and not GAAP. IFRS differs in certain respects from GAAP.

The S&D Holdings and Eden Holdings financial information included in the exhibits to this Current Report on Form 8-K are not intended to comply with the requirements of Regulation S-X under the Securities Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder. Compliance with such requirements would require the inclusion of Eden Holdings’ consolidated financial statements audited using U.S. generally accepted auditing standards (“U.S. GAAS”). We cannot assure you that, had the financial statements of S&D Holdings and Eden Holdings been compliant with Regulation S-X under the Securities Act and the regulations of the SEC promulgated thereunder, or that Eden Holdings was prepared in accordance with GAAP or audited in accordance with U.S. GAAS, that there would not be differences and such differences could be material.

The financial information in Exhibits 99.4 and 99.5 includes certain “non-GAAP financial measures,” including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Pro Forma Acquisition Adjusted EBITDA and Pro Forma Acquisition Adjusted EBITDA margin, that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable measures calculated and presented in accordance with GAAP are contained in the reconciliation tables included in Exhibits 99.4 and 99.5, respectively.

The Company defines EBITDA as earnings before interest expense, income taxes, non-controlling interests, depreciation and amortization, accumulated dividends on preferred shares and foreign exchange impact on redemption of preferred shares. The Company defines Adjusted EBITDA as EBITDA adjusted for items which are not considered by management to be indicative of the underlying results. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by total net revenue. The Company defines Pro Forma Acquisition Adjusted EBITDA as Pro Forma Adjusted EBITDA plus approximately $23.3 million of estimated cost synergies (expected to be achieved by the end of 2020) to be derived from cost savings in the areas of procurement and administration related to the 2016 acquisitions of Eden and S&D. The Company defines Pro Forma Acquisition Adjusted EBITDA margin as Pro Forma Acquisition Adjusted EBITDA divided by pro forma total net revenue.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Pro Forma Acquisition Adjusted EBITDA and Pro Forma Acquisition Adjusted EBITDA margin have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for analysis of, the financial information of the Company under GAAP. Because of these limitations, none of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Pro Forma Acquisition Adjusted EBITDA, Pro Forma Acquisition Adjusted EBITDA margin, or any related ratio using such measures should be considered as a measure of discretionary cash available to invest in business growth or reduce indebtedness.

The information “furnished” pursuant to this Item 7.01, including Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve inherent risks and uncertainties, many of which are beyond the Company’s control. The forward-looking statements include statements about projected synergies. The Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Factors that could cause actual results to differ materially from those described in this Current Report include those risks and uncertainties indicated from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10-K, as well as other periodic reports filed with the SEC. The Company does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 6, 2017, issued by Cott Corporation, relating to the notes offering.

99.2	Press Release, dated March 6, 2017, issued by Cott Corporation, relating to the Tender Offer.

99.3	Unaudited pro forma condensed combined financial statements for the year ended December 31, 2016.

99.4	Certain pro forma financial information for the year ended December 31, 2016.

99.5	Certain slides from the roadshow presentation in connection with the notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)
March 6, 2017
	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 6, 2017, issued by Cott Corporation, relating to the notes offering.

99.2	Press Release, dated March 6, 2017, issued by Cott Corporation, relating to the Tender Offer.

99.3	Unaudited pro forma condensed combined financial information for the year ended December 31, 2016.

99.4	Certain pro forma financial information for the year ended December 31, 2016.

99.5	Certain slides from the roadshow presentation in connection with the notes offering.